DEBENTURE AND WARRANT AMENDING AGREEMENT  made as of the
                         day of October, 2000


B E T W E E N:


               VALUE HOLDINGS, INC.
               a corporation incorporated under the laws of the State of Florida

               (hereinafter referred to as the  VHI )

                                             OF THE FIRST PART

-and-

               ROYCAP INC.
               a corporation incorporated under the laws of the Province of Ontario

               (hereinafter referred to as  the  Roycap )

                                             OF THE SECOND PART


          WHEREAS in accordance with the terms and conditions contained in a 10% Convertible Debenture between VHI and Roycap dated August 10, 2000, (the Debenture ) Roycap did advance to VHI the sum of $1,000,000. U.S.;

          AND WHEREAS in connection with the issue and sale of the Debenture VHI issued to Roycap a Warrant to Purchase a Convertible Debenture and Warrants dated August 10, 2000 (the Warrant );

          AND WHEREAS VHI and Roycap have agreed to amend certain terms of the Debenture and the Warrant in the manner as hereinafter set out.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Ten ($10.00) Dollars U.S. and for such good and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), VHI and Roycap covenant and agree with each other as follows:


1. Any word or phrase used herein which is defined in the Debenture shall have the same meaning as contained in the Debenture.
2.
3. The reference to $0.195 set out in clause 9.1(a) of the Debenture and in clause (i) of Schedule "C" to the Debenture is in each case deleted and replaced with the amount $0.14 .
4.
5. The reference to $0.195 set out in clause 9.1(a) of the form of debenture in Schedule A to the Warrant and in clause (i) of the further Schedule A to such form of debenture, is in each case deleted and replaced with the amount "$0.14".
6.
7. VHI and Roycap confirm that in all other respects, the terms, covenants and conditions of the Debenture and the Warrant remain unchanged, unmodified, and in full force and effect, except as modified by this Amending Agreement.
8.
9. This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns, as the case may be.
10.


1.        IN WITNESS WHEREOF VHI and Roycap have executed this
Amending Agreement by affixing their corporate seals under the hands of their respective officers duly authorized in that behalf,
this                day of October, 2000.
2.
3.
4.                  VALUE HOLDINGS, INC.
5.
6.
7.                                      Per:

8.                       Authorized Signing Officer
9.
10.
11.
12.                 ROYCAP INC.
13.
14.                                     Per:

15.                           Authorized Signing Officer
16.